MUHLENKAMP FUND
                           WEXFORD TRUST


     THIS PROXY IS SOLICITED BY THE TRUSTEES of the Muhlenkamp Fund of the Wexford Trust (the "Fund") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held May 28, 1998 at 10 a.m. (Eastern Time) at The Chadwick in Ballroom C, 1 Wexford Square, Wexford, PA, 15090.

     The undersigned hereby appoints Ronald Muhlenkamp or Jean A. Leister with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting and at all adjournments or postponements thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters, and upon any other matter which may come before the Special Meeting, at their discretion (see reverse side).

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

DATE:                                         , 1998

Please sign exactly as name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


________________________________
Signature(s) (Both if held jointly)


Every properly signed Proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the election of Trustees and the approval of the Investment Advisory Agreement.

Please vote by filling in the appropriate box below, as shown, using blue or black ink.


                                                   FOR    AGAINST     ABSTAIN

ITEM 1  Election of Trustees (All)
             To withhold authority to vote for any
        individual nominee, write that nominee's name:

              _________________________________
              * Albert F. Kraft
              * Terrence McElligott

ITEM 2  Approval to amend the Fund's
               fundamental investment restrictions
               to authorize the Fund to invest in,
               put and call options on securities.

ITEM 3  At their discretion, the proxies are
               authorized to vote upon such other
               business as may properly come before
               the Special Meeting or any adjournments
               thereof.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THE CARD.